EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-266236) of Sotherly Hotels Inc. of our report dated March 31, 2025, with respect to the consolidated financial statements of Sotherly Hotels Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Forvis Mazars, LLP

Jacksonville, Florida March 31, 2025